Exhibit 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2023 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AND INFORMATION AGENT, BY CALLING (888) 789-8409.

RUMBLEON, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of (i) shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”) of RumbleOn, Inc., a Nevada corporation (the “Company”), or (ii) shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”) of the Company, acknowledge receipt of your letter and the other enclosed materials relating to the offering of shares of Class B Common Stock issuable upon the exercise of subscription rights (“Subscription Rights”), as described in the Company’s prospectus dated [●], 2023 (as amended from time to time, the “Prospectus”). I (We) have reviewed the Prospectus.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Class B Common Stock distributed with respect to the Class A Common Stock or Class B Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

I (We) hereby instruct you as follow:

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Class B Common Stock.

If you checked Box 1, please sign and date this form and mail it to your custodian bank, broker, dealer, or your other nominee that holds your shares.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Class B Common Stock as set forth below.

If you checked Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your custodian bank, broker, dealer, or other nominee that holds your shares.

The maximum number of shares of Class B Common Stock available for purchase pursuant to the exercise of basic subscription rights is equal to the number of shares of Class A or Class B Common Stock owned by a rights holder as of [●], 2023 (the “Record Date”) multiplied by [●], rounded down to the nearest whole share. Each rights holder who elects to exercise its basic subscription rights in full may also request to subscribe for additional shares issuable in the rights offering by completing the over-subscription right.

	Number of Shares of Class A Common Stock or Class B Common Stock Owned as of the Record Date		Maximum Number of Shares of Class B Common Stock Available to Subscribe For (Rounded Down to the Nearest Whole Share)	Number of Shares of Class B Common Stock Subscribed For		Per Share Subscription Price		Aggregate Subscription Price
Basic Subscription Right	________	x [●]	________	______	x	$[●]	=	$____
Over-Subscription Right				______	x	$[●]	=	$____
Total Payment Required								$____
(Sum of Lines 1 and 2)

Box 3. ☐ Payment in the following amount is enclosed: $____________

Box 4. ☐ Please deduct payment of $______________ from the following account maintained by you:

Type of Account:                                           Account No.:

The total of Box 3 and 4, together, must equal the sum of lines 1 and 2 from Box 2 above.

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	elect to purchase the number of shares of Class B Common Stock indicated above upon the terms and conditions specified in the Prospectus;

●	any excess subscription amounts paid by me (us) will be returned, without interest or penalty, as soon as practicable; and

●	agree that if I (we) fail to pay for the shares of Class B Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law, including rejecting the subscription or accepting it only to the extent of the payment received.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

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If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to confirm this address with your broker.

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